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                       CONSENT OF INDEPENDENT AUDITORS




We consent to the inclusion of our report dated April 13, 2000, with respect to the financial statements of Equality Mortgage Corporation, included as an exhibit in Equality Bancorp, Inc.'s 10-KSB.




                                    /s/ RUBIN, BROWN, GORNSTEIN & CO. LLP

June 29, 2000
St. Louis, Missouri

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